Exhibit 99.1

CONTACT: Barry H. Bass Chief Financial Officer (301) 986-9200 bbass@first-potomac.com	First Potomac Realty Trust 7600 Wisconsin Avenue 11th Floor Bethesda, MD 20814 www.first-potomac.com
FOR IMMEDIATE RELEASE
FIRST POTOMAC REALTY TRUST REPORTS
FIRST QUARTER 2007 RESULTS
Highlights:
•	Completes acquisitions of $51.5 million.
•	Executes 444,568 square feet of leasing activity, including 170,226 and 274,342 square feet of new and renewal leases, respectively.
•	Rental rates per square foot increase 15% and 10% on a cash basis for new and renewal leases, respectively.
•	Completes development of 112,000 square feet of additional leasing space at 15395 John Marshall Highway.
•	Modifies its unsecured revolving credit facility, extending the maturity and reducing the interest rate.
BETHESDA, MD (April 25, 2007) – First Potomac Realty Trust (NYSE: FPO), a self-administered, self-managed real estate investment trust that focuses on owning, developing and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, reported results for the three months ended March 31, 2007.

The Company reported a net loss for the first quarter of 2007 of $0.2 million, or $0.01 per diluted share, compared with net income of $1.1 million, or $0.05 per diluted share, for the first quarter of 2006. The Company’s FFO for the first quarter of 2007 was $9.7 million, or $0.39 per diluted share, compared with $9.0 million, or $0.42 per diluted share, during the first quarter of 2006. During the first quarter of 2007, the Company incurred significantly higher than anticipated snow removal costs and charges of approximately $0.2 million related to acquisition property audits necessary to file certain registration statements with the SEC and costs associated with proposed acquisitions that were not completed.

The Company’s portfolio was 88.8% leased and 87.2% occupied at March 31, 2007. A list of the Company’s assets, as well as additional information regarding the Company’s results of operations can be found in the Company’s First Quarter 2007 Supplemental Financial Report, which is posted on the Company’s website, www.first-potomac.com.

Douglas J. Donatelli, chief executive officer of First Potomac Realty Trust, stated, “Our focus for 2007 and beyond is on converting strong leasing momentum, growth in our markets and a long-term oriented strategy into strong FFO growth. Although mitigated by some one-time expenses, we made progress toward our goals in the first quarter. We made several attractive acquisitions and subsequently completed a large development project. With a large number of new leases signed in the quarter, we also have nearly $3 million of annualized new lease revenue that will be placed in service over the next few quarters.

First Quarter Acquisitions
Greenbrier Circle Corporate Center (825 Greenbrier Circle and 1801 Sara Drive, Chesapeake, Virginia) and Greenbrier Technology Center I (814 Greenbrier Circle, Chesapeake, Virginia) – On January 9, 2007, the Company acquired two properties for $36 million. Greenbrier Circle Corporate Center is a two-building, 229,163-square-foot flex/office property in Chesapeake, Virginia. The property was 93% leased to twenty tenants. Greenbrier Technology Center I is a 95,843-square-foot flex/office property in Chesapeake, Virginia. The property was 88% leased to eleven tenants. The acquisition was funded with proceeds from the Company’s issuance of $125 million of Exchangeable Senior Notes in December 2006. The properties are expected to generate a combined first-year unleveraged return on the purchase price of approximately 8.4% on both a cash and accrual basis.
Pine Glen (7500-7516 Whitepine Road, Richmond, Virginia) – On February 20, 2007, the Company acquired an 86,720-square-foot flex/office property in Richmond, Virginia, for $5.3 million in cash. The property was 100% leased to three tenants. The acquisition is expected to generate a first-year unleveraged return on the purchase price of 7.5% on a cash basis and 8.9% on an accrual basis.
Ammendale Commerce Center (6435 and 6500 Virginia Manor Road and 12201 Indian Creek Court, Beltsville, Maryland) – On March 28, 2007, the Company acquired a three-building 129,358-square-foot flex/office property in Beltsville, Maryland, for $10.2 million in cash. The property was 41% leased to three tenants. The buildings located at 6500 Virginia Manor Road and 12201 Indian Creek Court were 100% leased, while the building located at 6435 Virginia Manor Road was vacant. The Company plans on taking the building located at 6435 Virginia Road out of service and redeveloping the building. The two buildings to remain in service are expected to generate an unleveraged return on the purchase price of 8.0% on a cash basis and 9.0% on an accrual basis. The building at 6435 Virginia Manor Road is expected to remain out of service for the balance of 2007. Once the building is placed in service, it is expected to generate a first-year unleveraged return on the purchase price and subsequent leasing and capital costs of 9.0% on a cash basis.
Development
On April 1, 2007, the Company completed and placed in service its first development project, a 112,300 square foot addition to its existing property at 15395 John Marshall Highway. The addition was fully pre-leased to the existing tenant at this property and completed for tenant occupancy in nine months and under budget at a total cost of approximately $8.3 million.
Significant New Leases
During the first quarter of 2007, the Company executed 444,568 square feet of leases, which consist of approximately 170,226 square feet of new leases and 274,342 square feet of renewal leases. New leases executed include 68,900 square feet at Diamond Hill Distribution Center, 17,521 square feet at Sterling Park Business Center and 14,164 square feet at Chesterfield Business Center. Rent is expected to commence for these new leases over the next two quarters. The Company’s larger renewal activity occurred at Diamond Hill Distribution Center and Sterling Park Business Center, which renewed 120,600 square feet and 20,531 square feet, respectively, to existing tenants.
Equity
During the first quarter of 2007, the Company purchased, from unaffiliated limited partners, 178,049 Operating Partnership units (“OP Units”) in its operating partnership, First Potomac Realty Investment Limited Partnership (the “Operating Partnership”), for an aggregate purchase price of approximately $5.2 million. After these transactions, the Company owns a 96.9% interest in the Operating Partnership with 762,605 OP Units held by other limited partners.

Credit Facility
On April 4, 2007, the Company entered into a first amendment to its unsecured revolving credit facility, which extends the maturity by one year to April 26, 2010, with the ability to further extend the facility to April 26, 2011. Also, the first amendment lowers the Company’s permitted maximum total indebtedness from 65% to 60%; lowers the cap rate applicable to determining the Company’s unencumbered asset base from 8.25% to 8.00%; and lowers the interest rate spread from 120 to 160 basis points over LIBOR to 80 to 135 basis points over LIBOR.
Financial Structure
At March 31, 2007, the Company’s debt-to-total-market capitalization ratio was 46.3% based on the Company’s closing stock price of $28.57. The Company’s interest coverage ratio for the quarter was 2.2 times compared with 2.4 times for the quarter ended December 31, 2006.
Of the $613.7 million of debt outstanding at March 31, 2007, $586.7 million was fixed-rate debt with a weighted average effective interest rate of 5.4% and a weighted average maturity of 5.3 years. The remaining $27.0 million was floating-rate debt, comprised of first quarter borrowings on the Company’s unsecured revolving credit facility, which were primarily used to fund acquisitions. Currently, the floating rate debt has a weighted average interest rate of 6.5% and a weighted average maturity of 3.1 years, which reflect the Company’s recent amendments to its unsecured revolving credit facility.
Universal Shelf Registration Statement
On April 16, 2007, the Company filed a shelf registration statement with the Securities and Exchange Commission. This filing permits the Company to offer and sell common shares, preferred shares and debt securities from time to time on a continuous basis under Rule 415 of the Securities Act of 1933.
Dividends
On April 17, 2007, the Company declared a dividend of $0.34 per common share. The dividend is payable on May 10, 2007, to common shareholders of record as of April 30, 2007.
Earnings and FFO Guidance
The Company modified its full-year 2007 FFO guidance to $1.67 to $1.75 per diluted share and net income of $0.08 to $0.14 per diluted share. The change in the Company’s guidance is a result of the following factors:
•	Approximately $0.03 per share reduction to reflect higher-than-anticipated costs in the first quarter for snow removal, utilities and administrative costs;

•	Approximately $0.02 per share reduction to reflect the loss of the accretion the Company was expecting from an acquisition transaction it chose not complete during the first quarter; and

•	Approximately $0.04-$0.08 per share reduction to reflect the Company’s revised assumptions for portfolio occupancy. While the Company continues to anticipate that its portfolio will be 91% to 92% leased by the end of 2007, it expects that portfolio occupancy will be 89% to 90% by the end of the year and that portfolio occupancy will average between 87% and 88% for the year.
The following presents a reconciliation of net income per diluted share to FFO per diluted share:

Guidance Range for Full-Year 2007	Low Range	High Range
Net income per diluted share	$0.08	$0.14
Real estate depreciation and minority interest per diluted share	1.59	1.61

FFO per diluted share	$1.67	$1.75

Barry H. Bass, chief financial officer of First Potomac Realty Trust, stated, “While it is taking longer than we originally anticipated to convert our significant new leasing into rent-paying tenants, we continue to experience strong leasing volume. Our revised guidance for the year reflects the change in timing of recognizing this new revenue as well as the unexpected costs for snow removal, utilities and some other administrative costs. We also elected to not complete a fairly sizeable transaction that would have been immediately accretive but which, after extensive due diligence, we concluded was not in the best long-term interests of the Company. While all of these factors resulted in a reduction in our near-term outlook, we strongly believe we are making the best long-term decisions for our shareholders.”

Investor Conference Call and Webcast
First Potomac Realty Trust will host a conference call on Thursday, April 26, 2007 at 11:00 a.m. ET, to discuss first quarter results. The number to call for this interactive teleconference is (303) 205-0066. A replay of the conference call will be available through July 25, 2007 by dialing (303) 590-3000 and entering the confirmation number, 11087798# when prompted for the pass code.
The Company will also provide an online web simulcast and rebroadcast of its first quarter 2007 conference call. The live broadcast of the call can be accessed from the Investor Information page of First Potomac’s web site, www.first-potomac.com, on Thursday, April 26, 2007, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for 90 days using the same links.
First Potomac Realty Trust will hold its Annual Meeting of Shareholders on Tuesday, May 22, 2007, at 11:00 a.m. ET at the Company’s corporate headquarters at 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland, for shareholders of record as of March 12, 2007. The Company’s proxy statement was filed on April 11, 2007 with the Securities and Exchange Commission.
About First Potomac Realty Trust
First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, developing and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company’s portfolio totals approximately 10.9 million square feet. The Company’s largest tenant is the U.S. Government.

Non-GAAP Financial Measures
Funds from Operations – Funds from operations (“FFO”) represents net income (loss) before minority interest (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures, including gains (or losses) from debt restructuring and excluding any gains or losses on the sale of property. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate supplemental performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s FFO calculations are reconciled to net income in the Company’s Consolidated Statement of Operations included in this release.
NOI – The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements, and other income) less property and related expenses (property expenses, real estate taxes, and insurance). Management believes that NOI is a useful supplemental measure of the Company’s property operating performance because it provides a performance measure of the revenues and expenses directly associated with owning and operating commercial real estate properties, and provides a prospective not immediately apparent from net income. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenue and total operating expenses at the end of this release.
Same-Property NOI – The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. The Company’s same-property NOI calculations are reconciled to NOI at the end of this release.
Forward Looking Statements
The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

FIRST POTOMAC REALTY TRUST
Consolidated Statements of Operations

	Three Months Ended March 31,
	2007	2006
	(unaudited)
Revenues:
Rental	$24,919,865	$20,319,118
Tenant reimbursements and other	5,055,737	4,055,144

Total revenues	29,975,602	24,374,262

Operating expenses:
Property operating	6,557,851	4,702,401
Real estate taxes and insurance	2,634,164	2,172,129
General and administrative	2,966,032	2,534,362
Depreciation and amortization	9,948,682	7,862,672

Total operating expenses	22,106,729	17,271,564

Operating income	7,868,873	7,102,698

Other expenses (income):
Interest expense	8,289,199	6,590,255
Interest and other income	(194,813)	(403,332)

Total other expenses	8,094,386	6,186,923

Income (loss) from continuing operations before minority interests	(225,513)	915,775

Minority interests	5,031	(52,088)

Income (loss) from continuing operations	(220,482)	863,687

Discontinued operations
Income from operations of disposed property	—	259,859
Minority interests in discontinued operations	—	(15,419)

Income from discontinued operations	—	244,440

Net income (loss)	$(220,482)	$1,108,127

Depreciation and amortization of real estate assets	9,948,682	7,862,672
Discontinued operations depreciation and amortization	—	3,000
Minority interests	(5,031)	67,507

Funds from operations (FFO)	$9,723,169	$9,041,306

Earnings (loss) per share – basic and diluted:
Income (loss) from continuing operations	$(0.01)	$0.04
Income from discontinued operations	—	0.01

Net income (loss) per share	$(0.01)	$0.05

Weighted average common shares outstanding – basic	24,026,366	20,167,872
Weighted average common shares outstanding – dilutive	24,272,175	20,402,681

FFO per share – basic and diluted	$0.39	$0.42
Weighted average common shares and units outstanding – basic FFO	24,847,105	21,439,698
Weighted average common shares and units outstanding – diluted FFO	25,092,914	21,674,507

FIRST POTOMAC REALTY TRUST
Consolidated Balance Sheets

	March 31, 2007	December 31, 2006
	(unaudited)
Assets:
Rental property, net	$931,074,133	$884,881,639
Cash and cash equivalents	5,411,948	41,367,089
Escrows and reserves	12,576,240	11,139,285
Accounts and other receivables, net of allowance for doubtful accounts of $545,909 and $334,333, respectively	4,012,651	4,212,517
Accrued straight-line rents, net of allowance for doubtful accounts of $42,777 and $41,448, respectively	5,450,331	4,972,771
Deferred costs, net	9,526,645	9,005,830
Prepaid expenses and other assets	6,770,939	6,191,145
Intangible assets, net	33,527,278	32,796,521

Total assets	$1,008,350,165	$994,566,797

Liabilities:
Mortgage loans	$389,336,278	$391,392,741
Exchangeable senior notes, net of discount	122,375,000	122,234,375
Senior notes	75,000,000	75,000,000
Unsecured revolving credit facility	27,000,000	—
Accounts payable and accrued expenses	7,881,556	8,898,230
Accrued interest	5,020,385	2,419,470
Rents received in advance	3,800,657	3,196,156
Tenant security deposits	5,238,588	4,965,357
Deferred market rent	8,644,730	8,883,104

Total liabilities	644,297,194	616,989,433

Minority interests	11,028,255	13,991,759

Shareholders’ equity:
Common shares, $0.001 par value, 100,000,000 shares authorized; 24,127,824 and 24,126,886 shares issued and outstanding, respectively	24,128	24,127
Additional paid-in capital	428,131,537	430,270,708
Dividends in excess of accumulated earnings	(75,130,949)	(66,709,230)

Total shareholders’ equity	353,024,716	363,585,605

Total liabilities and shareholders’ equity	$1,008,350,165	$994,566,797

FIRST POTOMAC REALTY TRUST
Net Operating Income (NOI)
Same-Property Analysis
(unaudited)

	Three Months Ended March 31,
	2007	2006
Total revenue	$29,975,602	$24,374,262
Property operating expenses	6,557,851	4,702,401
Real estate taxes and insurance	2,634,164	2,172,129

NOI	20,783,587	17,499,732

Less: Non same-property NOI	(4,826,746)	(983,828)

Same-property(1) NOI – accrual basis	15,956,841	16,515,904
Straight-line revenue, net	(127,402)	(289,982)
Deferred market rental revenue	(325,992)	(505,012)

Same-property NOI – cash basis	$15,503,447	$15,720,910

Same-property NOI growth – accrual basis	-3.4%
Same-property NOI growth – cash basis	-1.4%

(1)	Same property comparisons are based upon those properties owned for the entirety of the periods presented. Same property results exclude the results of the following non same-properties: 6600 Business Parkway, River’s Bend Center, Northridge I & II, Crossways I, Sterling Park Business Center, 1408 Stephanie Way, Airpark Business Center, Chesterfield Business Center, Hanover Business Center, Gateway 270 West, Davis Drive, Indian Creek Court, Gateway II, Owings Mills Commerce Center, Park Central, Greenbrier Circle Corporate Center, Greenbrier Technology Center I, Pine Glen and Ammendale Commerce Center.